EXHIBIT 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE


CONTACTS:                                          Fred Kirsch
Alex Sutton                                        The New England Patriots
PAN Communications                                 508/384-4380
978/474-1900                                       FredK@patriots.com
asutton@pancomm.com

                                                   Carolyn Prono
                                                   SimPlayer.com, Inc.
                                                   781/481-9120 x 2102
                                                   carolyn@simplayer.com



      NEW ENGLAND PATRIOTS AND SIMPLAYER.COM ANNOUNCE STRATEGIC PARTNERSHIP
 NFL FRANCHISE AND TECHNOLOGY FIRM TO CREATE A FOOTBALL APPLICATION FOR THE WEB

STONEHAM, MASS. - 30 MAY 2000 - SimPlayer.com (NASDAQ: SMPL), developer of immersive, interactive applications for the sports market, announced today a strategic partnership with The New England Patriots National Football League franchise. Simplayer.com and the Patriots intend to create an interactive web application for the football fan.

The two companies will work together to define a football application to allow Patriot fans to engage in interactive activities on-line. This application will be the Ultimate Game Analyzer, a tool that allows fans, in competition with other fans, to combine statistical information with other factors, such as weather and injuries, to project the outcome of the game.

SimPlayer.com will develop the application, using its proprietary technology, and it will be hosted on patriots.com, the official web site of the New England Patriots. SimPlayer.com will be responsible for commercializing the application for possible distribution to other NFL teams or web sites. The companies expect to complete the development of this joint project by the start of the 2000-2001 NFL season.

The Patriots will create an advisory board consisting of two Patriots executives, a statistician, a coach, one member of the Patriots team, and a scout to assist in designing and defining this application.

"We are extremely excited to be working with SimPlayer.com on what should be one of the most unique sports analysis tools on the web," said Fred Kirsch, Director of Interactive Media for The New England Patriots. "Patriots fans will have a new pre-game ritual to add to their repertoire; testing their skill against other Patriots fans around the world will become mandatory fun. The power of the SimPlayer engine makes it all possible."

                                     -more-

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SimPlayer.com Partners with Patriots                                      Page 2

"The combination of SimPlayer's technology and the Patriots' football expertise will ensure that fans experience a truly interactive and realistic play scenario," said Elaine LeBlanc, executive vice president of SimPlayer.com. "We look forward to implementing our technology in new ways to give fans a new level of interactive web experience."



ABOUT SIMPLAYER.COM
-------------------
SimPlayer.com (Nasdaq: SMPL) is developing sports applications using its proprietary web-based technology - SIMPLAYER. This technology turns raw data into engaging, sticky web applications. SimPlayer.com's first applications of this technology are a series of interactive applications for baseball, which can be seen on its product showcase, located at www.esportsplus.com. For more information, visit http://www.simplayer.com.

ABOUT THE NEW ENGLAND PATRIOTS
------------------------------
The New England Patriots, LP are an affiliate of The Kraft Group. In addition to the Patriots, The Kraft Group operates two Major League Soccer teams, the New England Revolution and San Jose Earthquakes. Among its considerable holdings in the paper and packaging industry are Rand Whitney Containerboard, International Forest Products and the business to business Internet exchange, PaperExchange.com. The Kraft Group's Chairman, Founder and CEO, Robert Kraft, is also Chairman and majority shareholder of Israel's largest packaging company, Carmel Container Systems.


Statement under the Private Securities Litigation Reform Act
------------------------------------------------------------
Certain of the above statements are forward-looking statements, and as such involve risks and uncertainties, many of which are beyond the Company's control. These include, but are not limited to, risks relating to performance, features and effects of products and web sites currently under development, market acceptance of the Company's products and potential applications of the SimPlayer technology. Many of such risks are detailed in the Company's filings with the SEC including its Annual Report on Form 20-F which can be viewed on the Company's web site. Actual results may differ materially from the Company's expectations.



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